Press Release

For immediate release

Company contact: Larry C. Busnardo, Senior Director, Investor Relations, 303-312-8514

Bill Barrett Corporation to Participate in Upcoming Investor Conference

DENVER - December 4, 2015 - Bill Barrett Corporation (the “Company”) (NYSE: BBG) announced today that it is scheduled to present at the Wells Fargo Energy Symposium at 11:00 a.m. ET (9:00 a.m. MT) on Wednesday, December 9, 2015. Scot Woodall, Chief Executive Officer and President, will present on behalf of the Company. The presentation for this event will be available on the Company’s website at www.billbarrettcorp.com under the “Investor Relations” section.

ABOUT BILL BARRETT CORPORATION

Bill Barrett Corporation (NYSE: BBG), headquartered in Denver, Colorado, develops oil and natural gas in the Rocky Mountain region of the United States. Additional information about the Company may be found on its website www.billbarrettcorp.com.